      As filed with the Securities and Exchange Commission on September 16, 1998

                                                       Registration No. 33-80971





                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 --------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                 --------------

                               INSILCO CORPORATION
             (Exact name of registrant as specified in its charter)

             Delaware                                         06-0635844
   (State or other jurisdiction                            (I.R.S. Employer
of incorporation or organization)                        Identification No.)

                       425 Metro Place North, Fifth Floor
                               Dublin, Ohio 43017
                    (Address of Principal Executive Offices)

                             ----------------------

                    INSILCO CORPORATION EMPLOYEE THRIFT PLAN
                            (Full title of the plan)

                             -----------------------

                              Kenneth H. Koch, Esq.
                 Vice President, General Counsel, and Secretary
                               Insilco Corporation
                       425 Metro Place North, Fifth Floor
                               Dublin, Ohio 43017
                                 (614) 792-0468
            (Name, address and telephone number of agent for service)


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         On December 29, 1995, Insilco Corporation, a Delaware corporation (the
"Company"), filed a registration statement on Form S-8 (Registration No. 33-80971) (the "Registration Statement") with the Securities and Exchange Commission. The Company filed the Registration Statement to register participation interests in the Insilco Corporation Employee Thrift Plan (the "Plan") and 250,000 shares of the Company's common stock, par value $.001 (the "Shares"). The Shares were included in a Company stock fund, which was an investment alternative under the Plan. Under the Plan, participants had the ability to direct the investments of their accounts into several investment funds, including the Company stock fund.

         The Company has determined that it is in the best interest of participants to remove the Company stock fund as an investment fund under the Plan. As of the date hereof, a total of 23,583.9745 Shares have been sold through the Company stock fund, leaving a total of 226,416.0255 Shares unsold. The Company hereby requests that all unsold Shares be deregistered.




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                                   SIGNATURES

The Registrant
--------------

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dublin, State of Ohio, on the 11th day of September, 1998.

                            INSILCO CORPORATION

                            By /s/ ROBERT L. SMIALEK
                              -------------------------------------------
                            Robert L. Smialek, President, Chief Executive Officer and Chairman of the Board


         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on the 11th day of September, 1998.



          Signature                              Title
          ---------                              -----

/s/ ROBERT L. SMIALEK                 President, Chief Executive Officer,and
-----------------------------         Chairman of the Board (principal executive
Robert L. Smialek                     officer) and Director

/s/ DAVID A. KAUER                    Executive Vice President and Chief
-----------------------------         Financial Officer (principal financial
David A. Kauer                        officer and principal accounting
                                      officer)

/s/ THOMPSON DEAN                     Director
-----------------------------
Thompson Dean

/s/ WILLIAM DAWSON                    Director
-----------------------------
William Dawson




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The Plan
--------

         Pursuant to the requirements of the Securities Act of 1933, the Plan has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dublin, State of Ohio, on the 11th day of September, 1998.


                                             PLAN ADMINISTRATOR

                                             Insilco Corporation

                                             By  /s/ LES G. JACOBS
                                               -------------------------------
                                             Les G. Jacobs, Vice President -
                                             Human Resources




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